   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 11, 2001
                                                 REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       REMINGTON OIL AND GAS CORPORATION
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                      75-2369148
(State or other jurisdiction of incorporation        (IRS Employer identification no.)
               or organization)

         8201 PRESTON ROAD, SUITE 600
                DALLAS, TEXAS                                    75225-6211
   (Address of principal executive offices)                      (Zip code)

                             1997 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 J. BURKE ASHER
                             VICE PRESIDENT/FINANCE
                       REMINGTON OIL AND GAS CORPORATION
                          8201 PRESTON ROAD, SUITE 600
                            DALLAS, TEXAS 75225-6211
                    (Name and address of agent for service)
                                 (214) 210-2650
          (Telephone number including area code of agent for service)

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------
                                                                           PROPOSED MAXIMUM
     TITLE OF SECURITIES           AMOUNT TO BE       PROPOSED MAXIMUM    AGGREGATE OFFERING        AMOUNT OF
       TO BE REGISTERED            REGISTERED(1)     OFFERING PER SHARE        PRICE(2)         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common Stock..................       1,000,000             $16.14             $16,140,000           $3,857.46
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares of the Registrant's Common Stock that may be necessary to adjust the number of shares of Registrant's Common Stock reserved for issuance under the 1997 Stock Option Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

(2) Estimated pursuant to Rule 457(h) for purposes of calculating the amount of the registration fee based on the average of the high and the low price for the Common Stock on December 7, 2001.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     REGISTRATION OF ADDITIONAL SECURITIES

     The Registrant is filing this registration statement on Form S-8 pursuant to General Instruction E to Form S-8 to register 1,000,000 additional shares of Common Stock authorized for issuance under the 1997 Stock Option Plan. The contents of the original registration statement on Form S-8 filed with the Securities and Exchange Commission on September 30, 1999, in connection with such plan (Registration No. 333-88111) are incorporated herein by reference.

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference in this registration statement:

          (a) The Annual Report on Form 10-K of Remington Oil and Gas Corporation (the "Company" or the "Registrant") for the year ended December 31, 2000;

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001, and September 30, 2001;

          (c) The Company's registration statement on Form 8-A registering the Common Stock under the Securities Exchange Act of 1934;

          (d) The Company's Current Report on Form 8-K dated May 22, 2001, filed with the Securities and Exchange Commission on May 31, 2001;

          (e) The Company's registration statement on Form S-8 filed with the Securities and Exchange Commission on September 30, 1999 (Registration No. 333-88111).

     In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 8.  EXHIBITS

 4.1   --  Restated Certificate of Incorporation of the Registrant
           (incorporated by reference from Registrant's registration
           statement on Form S-4 filed with the Commission
           [Registration No. 333-61513] and effective on November 27,
           1998).
 4.2   --  By-Laws of the Registrant, as amended (incorporated by reference from Registrant's Annual Report on Form 10-K for fiscal year ending December 31, 1998).
 5.1   --  Opinion of W. Jefferson Burnett, General Counsel of the
           Registrant.
10.1   --  Box Energy Corporation 1997 Stock Option Plan, as amended
           (incorporated by reference from Registrant's Quarterly
           Report on Form 10-Q for the quarter ending September 30,
           2001).
23.1   --  Consent of W. Jefferson Burnett (included in Exhibit 5.1).
23.2   --  Consent of Arthur Andersen LLP.
24     --  Power of Attorney (included in the signature page of this registration statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, on December 11, 2001.

                                            REMINGTON OIL AND GAS CORPORATION

                                          By:       /s/ JAMES A. WATT
                                            ------------------------------------
                                                      James A. Watt
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints James A. Watt and J. Burke Asher, and each of them, his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments, to this registration statement and any new registration statement filed pursuant to Rule 462 under the Securities Act of 1933 with the Securities and Exchange Commission granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                    TITLE                      DATE
                   ---------                                    -----                      ----

               /s/ JAMES A. WATT                    Director, President and Chief    December 11, 2001
------------------------------------------------          Executive Officer
                 James A. Watt

               /s/ J. BURKE ASHER                      Vice President/Finance        December 11, 2001
------------------------------------------------    (Principal Financial Officer)
                 J. Burke Asher

              /s/ EDWARD V. HOWARD                    Vice President/Controller      December 11, 2001
------------------------------------------------        (Principal Accounting
                Edward V. Howard                              Officer)

               /s/ DAVID H. HAWK                      Director, Chairman of the      December 11, 2001
------------------------------------------------                Board
                 David H. Hawk

                 /s/ DON D. BOX                               Director               December 11, 2001
------------------------------------------------
                   Don D. Box

             /s/ JOHN E. GOBLE, JR.                           Director               December 11, 2001
------------------------------------------------
               John E. Goble, Jr.

                                                              Director               December 11, 2001
------------------------------------------------
              William E. Greenwood

                   SIGNATURE                                    TITLE                      DATE
                   ---------                                    -----                      ----

             /s/ JAMES ARTHUR LYLE                            Director               December 11, 2001
------------------------------------------------
               James Arthur Lyle

               /s/ DAVID E. PRENG                             Director               December 11, 2001
------------------------------------------------
                 David E. Preng

             /s/ THOMAS W. ROLLINS                            Director               December 11, 2001
------------------------------------------------
               Thomas W. Rollins

              /s/ ALAN C. SHAPIRO                             Director               December 11, 2001
------------------------------------------------
                Alan C. Shapiro

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                DESCRIPTION
-------                               -----------
   4.1    --  Restated Certificate of Incorporation of the Registrant
              (incorporated by reference from Registrant's registration
              statement on Form S-4 filed with the Commission
              [Registration No. 333-61513] and effective on November 27,
              1998).
   4.2    --  By-Laws of the Registrant, as amended (incorporated by reference from Registrant's Annual Report on Form 10-K for fiscal year ending December 31, 1998)
   5.1    --  Opinion of W. Jefferson Burnett, General Counsel of the
              Registrant.
  10.1    --  Box Energy Corporation 1997 Stock Option Plan, as amended
              (incorporated by reference from Registrant's Quarterly
              Report on Form 10-Q for the quarter ending September 30,
              2001).
  23.1    --  Consent of W. Jefferson Burnett (included in Exhibit 5.1).
  23.2    --  Consent of Arthur Andersen LLP.
  24      --  Power of Attorney (included in the signature page of this registration statement).